UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2014

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Glover Avenue

P. O. Box 4505

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)	On May 20, 2014 Registrant held its Annual Meeting of Shareholders.

(b)	Shareholders voted on the matters set forth below as follows:

1.        Election of directors. All nominees for director were elected.

Name	For	Against	Abstain	Non Votes

Glenn A. Britt	835,921,116.64	8,528,965.98	5,646,131.86	130,421,474
Ursula M. Burns	783,860,993.30	49,977,146.47	16,258,074.70	130,421,474
Richard J. Harrington	835,906,439.91	8,562,576.89	5,627,197.67	130,421,474
William Curt Hunter	833,193,194.05	11,175,090.00	5,727,930.43	130,421,474
Robert J. Keegan	834,415,329.17	10,152,806.90	5,528,078.40	130,421,474
Robert A. McDonald	833,771,128.10	10,936,760.25	5,388,326.12	130,421,474
Charles Prince	716,948,827.99	127,697,615.36	5,449,771.12	130,421,474
Ann N. Reese	720,766,577.26	123,879,103.31	5,450,533.90	130,421,474
Sara Martinez Tucker	831,054,967.13	13,762,611.90	5,278,635.44	130,421,474
Mary Agnes Wilderotter	813,175,924.49	31,699,817.86	5,220,472.13	130,421,474
2. Ratification of selection of PricewaterhouseCoopers LLP as Registrant’s independent registered public accounting firm for 2014. The selection of PricewaterhouseCoopers LLP was ratified.
	For	Against	Abstain	Non Votes
	963,961,943.06	11,048,281.17	5,507,464.24	0

3.        Approval, on an advisory basis, of the 2013 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2014 Proxy Statement. The 2013 compensation of Registrant’s Named Executive Officers, as disclosed in Registrant’s 2014 Proxy Statement, was approved on an advisory basis.

	For	Against	Abstain	Non Votes
	806,681,503.49	37,231,797.67	6,182,913.31	130,421,474

(c)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this Report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

By:	/s/ DOUGLAS H. MARSHALL
Douglas H. Marshall
Assistant Secretary

Date: May 22, 2014